UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

Max & Erma’s Restaurants, Inc.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-11514 (Commission File Number)	31-1041397 (IRS Employer Identification No.)

4849 Evanswood Drive
Columbus, OH 43229
(614) 431-5800
(Address, including zip code, and telephone number
including area code of registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 26, 2006, Max & Erma’s Restaurants, Inc. (the “Company”) entered into an Indemnification Agreement (the “New Indemnification Agreement”) with Thomas R. Green, a director of the Company. The form of New Indemnification Agreement has been previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed June 16, 2006. The New Indemnification Agreement replaces and updates the Company’s prior indemnification agreement with Mr. Green (the “Old Indemnification Agreement”), the form of which was previously filed as Exhibit 10(y) to the Company’s Annual Report on Form 10-K, filed January 23, 1987.

     An updated list of those directors and/or executive officers of the Company who have entered into the form of New Indemnification Agreement is attached hereto as Exhibit 10.2.

Item 1.02 Termination of a Material Definitive Agreement.

     The Old Indemnification Agreement between the Company and Mr. Green has terminated and been superseded by Mr. Green’s New Indemnification Agreement with the Company, effective as of June 26, 2006, the date which the Company executed the New Indemnification Agreement.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

10.1	Form of New Indemnification Agreement between Max & Erma’s Restaurants, Inc. and various directors and executive officers of the Company (Reference is made to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed June 16, 2006.).

10.2	Schedule of Directors and Executive Officers Who Have Entered into a New Indemnification Agreement with Max & Erma’s Restaurants, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max & Erma’s Restaurants, Inc.

Date: June 28, 2006	By:	/s/ William C. Niegsch, Jr.

William C. Niegsch, Jr., Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of New Indemnification Agreement between Max & Erma’s Restaurants, Inc. and various directors and executive officers of the Company (Reference is made to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed June 16, 2006.).

10.2	Schedule of Directors and Executive Officers Who Have Entered into a New Indemnification Agreement with Max & Erma’s Restaurants, Inc.